                                                                    Exhibit 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:


We consent to incorporation herein of our reports dated November 20, 2001, except as to Notes 9 and 11, which are as of December 20, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended October 31, 2001, the one-month period ended October 31, 1999, and the year ended September 30, 1999, and of our related report dated November 20, 2001, relating to the consolidated financial statement schedule, which reports appear in the annual report on Form 10-K of Synopsys, Inc.


We also consent to the reference to our firm under the heading "Experts" in this registration statement.


Mountain View, California
February 11, 2002


/s/ KPMG LLP